UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2008

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112

(Address of Principal Executive Office)

(303) 220-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION / Item 7.01 REGULATION FD DISCLOSURE

Liberty Global, Inc. (Liberty Global) indirectly owns a controlling interest (50.8% as of June 30, 2008) in Telenet Group Holding NV (Telenet). Telenet, a consolidated subsidiary of Liberty Global, is a separate public company with shares listed on the Euronext Brussels Stock Exchange under the ticker symbol TNET. Telenet is a leading provider of cable television, high-speed Internet access and fixed and mobile telephony services in Belgium. The consolidated financial statements of Telenet have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (GAAP).

On November 3, 2008, and pursuant to Euronext Brussels Stock Exchange rules, Telenet publicly announced in Belgium its results for the first nine months of 2008 by issuing a press release. The full text of that press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

Exhibit 99.1 is furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.” Exhibit 99.1 refers to Telenet’s historical “Free Cash Flow” and “EBITDA.” Free Cash Flow and EBITDA are non-GAAP financial measures within the meaning of Regulation G. A reconciliation of Telenet’s historical Free Cash Flow and EBITDA to the most directly comparable respective GAAP financial measure for the indicated periods is presented below (amounts may not total due to rounding):

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(in millions)
EBITDA (a)	€127.4	€117.3	€369.8	€335.5
Depreciation and impairment	(48.5)	(48.2)	(141.9)	(135.0)
Amortization	(13.6)	(11.6)	(39.2)	(35.6)
Amortization of broadcasting rights	(2.0)	(1.7)	(6.2)	(5.2)
Costs related to stock purchase and option plans	(0.6)	(0.2)	(4.1)	(0.4)

Operating profit	€62.7	€55.5	€178.4	€159.3

Free cash flow (b)	€31.2	€65.0	€118.8	€153.8
Purchase and sale of derivatives	—	(35.7)	—	(35.7)
Accelerated interest payments under discounted debt instruments	—	—	—	—
Cash used in investing activities	49.6	37.8	173.7	145.6
Net cash paid for acquisitions	—	—	(4.5)	(0.3)

Net cash provided by operating activities	€80.8	€67.1	€287.9	€263.5

Telenet defines (i) EBITDA as operating profit + depreciation and impairment + amortization + amortization of broadcasting rights, excluding costs related to stock purchase and option plans, and (ii) Free Cash Flow as net cash provided by operating activities, excluding cash related to the purchase and sale of derivatives and excluding accelerated interest payments under discounted debt instruments; less cash used in investing activities, excluding acquisitions. EBITDA and Free Cash Flow are important metrics by which Telenet’s management evaluates the performance of Telenet’s business. Telenet believes that investors should have access to the same metrics. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Forward-Looking Statements

The press release appearing in Exhibit 99.1 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Telenet’s 2008 annual forecast, financial and subscriber trends, and business, product and marketing strategies, and a pending transaction. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the continued use by subscribers and potential subscribers of Telenet’s services, changes in technology, regulation and competition, Telenet’s ability to achieve expected operational efficiencies and economies of scale, Telenet’s ability to generate expected revenue and operating cash flow and achieve assumed margins including, to the extent annualized figures imply forward-looking projections, continued performance comparable with the period annualized, as well as other factors that may be applicable to Telenet and its business detailed from time to time in Liberty Global’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any guidance and other forward-looking statement contained herein to reflect any change in Liberty Global’s or Telenet’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: November 3, 2008

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release